STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 11/13/1998
                                                    981441088 - 2126867


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HARCOR ENERGY, INC.

         The undersigned, John F. McKnight, Secretary of HarCor Energy, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the corporation is HarCor Energy, Inc.

         SECOND: The original Certificate of Incorporation of the corporation was filed in the Office of the Secretary of State of the State of Delaware on May 20, 1987 under the name "PPC Merger Corp."

         THIRD: This Amended and Restated Certificate of Incorporation of the corporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         FOURTH: The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE 1.

         The name of the corporation is HarCor Energy, Inc.

                                   ARTICLE 2.

         The registered office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

                                   ARTICLE 3.

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4.

         The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.


                                   ARTICLE 5.

         The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the Bylaws of the corporation, and such number may be increased or decreased from time to time in such manner as may be prescribed in the Bylaws.

                                   ARTICLE 6.

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the corporation, subject to the power of the stockholders of the r-corporation to adopt, amend or repeal any bylaw made by the Board of Directors.

                                   ARTICLE 7.

         Unless and except to the extent that the Bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot

                                   ARTICLE 8.

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such amendment modification or repeal.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the corporation and does verify and affirm that the facts stated herein are true as of the lst day of September, 1998.

                                  HARCOR ENERGY, INC.



                                  By:/s/J. McKnight
                                     -----------------------
                                    John. McKnight
                                    Secretary








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